Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Mobix Labs, Inc. of our report dated December 23, 2024 relating to the financial statements, which appears in Mobix Labs, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Irvine, California

January 17, 2025